UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2022

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Stock	BLFS	NASDAQ Capital Market

Item 4.01 Changes in Registrant's Certifying Accountant.

On April 2, 2022, as approved by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of BioLife Solutions, Inc. (the “Company”), the Company dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2021 and 2020, BDO’s audit reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  However, BDO’s audit report on the Company’s internal control over financial reporting as of December 31, 2021, contained an adverse opinion due to the material weaknesses noted below. BDO was not required to report on the Company’s internal control over financial reporting as of December 31, 2020.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent period through the date of this Current Report on Form 8-K, (i) there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of material weaknesses in the Company’s internal controls over financial reporting as disclosed in Part II, Item 9A of the Company’s Form 10-K for the years ended December 31, 2021 and December 31, 2020, related to not maintaining appropriately designed entity-level controls impacting the control environment, risk assessment procedures, effective monitoring controls and not adequately designing and maintaining effective control activities, including general controls over information technology, to prevent or detect material misstatements to the consolidated financial statements.

The Company provided BDO with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from BDO is filed as Exhibit 16.1 hereto.

The Committee approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm, which engagement is effective as of April 6, 2022. During the fiscal years ended December 31, 2021 and 2020 and through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted Grant Thornton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” as described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K..

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from BDO USA, LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: April 7, 2022	By:	/s/ Troy Wichterman
Name: Troy Wichterman Title: Chief Financial Officer